SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Event Requiring Report: November 12, 2004

                                 telcoBlue, Inc.
                           (Exact Name of Registrant)

           Delaware                                      43-1798970
    ------------------------                       --------------------------
    (State of Incorporation)                       (I.R.S. Employer ID Number)

                              3166 Custer Dr., #101
                               Lexington, KY 40517
                              ---------------------
           (Address of Principal Executive Offices including Zip Code)

                                  859-245-5252
                                  -------------
                           (Issuer's Telephone Number)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) (1) On September 21, 2004, LL Bradford & Company resigned as Registrant's auditor. Registrant has retained De Joya & Company, 8275 South Eastern Avenue, Ste. 200, Las Vegas, NV 89123 as its new auditor.

      (i) The report of LL Bradford & Company for the past two years has not contained an adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles during the past two fiscal years; ability to continue as a going concern;

      (ii) The decision to retain De Joya & Company was approved by the Registrant's Board of Directors; and

      (iv)

            (A) There were no disagreements related to accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two fiscal years and through the date of dismissal.

            (B) Not applicable;

            (C) Not applicable;

            (D) Not applicable; and

            (E) Not applicable.

(2) On November 10, 2004, the Registrant engaged De Joya & Company as its independent accountants.

      (i) The Registrant did not consult with De Joya & Company its new independent accountants, regarding any matter prior to its engagement; and

      (ii) Not applicable.

(3) The Registrant has provided to LL Bradford & Company its former accountants, a copy of the disclosures contained in this Item 4 and the Registrant has requested a letter from LL Bradford & Company addressed to the Commission, confirming the statements made by the Registrant in this Item 4.

      (b) Not applicable.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) EXHIBITS 16.1 - A letter from LL Bradford & Company regarding change of registrant's accountancy is filed herein.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2004

telcoBlue, Inc.

By: /S/_______________________
      James Turek, President and acting CFO